UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	June 25, 2009 (June 24, 2009)

HIRSCH INTERNATIONAL CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-23434	11-2230715
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Engineers Road, Hauppauge, New York	11788
(Address of Principal Executive Offices)	(Zip Code)

(631) 436-7100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As reported on a Form 8-K filed on June 12, 2009, and as described in a press release dated the same date, the special committee (the “Special Committee”) of the board of directors of Hirsch International Corp. (the “Company”) received a letter from Paul Gallagher, the Company’s President, Chief Executive Officer and Chief Operating Officer on June 12, 2009 proposing to acquire through acquisition entities to be formed by him, all of the outstanding shares of the Company’s Class A and Class B Common Stock, for $0.28 per share in cash, other than shares held by Mr. Gallagher and any investor that may invest in his acquisition entities. Mr. Gallagher’s letter provided that his offer was subject to conditions contained in the letter, and that his offer would expire on June 25, 2009.

On June 24, 2009, the Special Committee requested that Mr. Gallagher extend the expiration date of his offer and Mr. Gallagher agreed to such request. The new expiration date for Mr. Gallagher’s offer is June 30, 2009. A copy of the Company’s press release announcing the extension granted by Mr. Gallagher is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

99.1	Press Release of the Company, dated June 25, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIRSCH INTERNATIONAL CORP.

	By:	/s/ Paul Gallagher
		Name:	Paul Gallagher
		Title:	President, Chief Executive Officer and Chief Operating Officer
Dated: June 25, 2009

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Press Release of the Company, dated June 25, 2009.